As filed with the U.S. Securities and Exchange Commission on July 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Karman Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	3728	85-2660232
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5351 Argosy Avenue

Huntington Beach, CA 92649

(714) 898-9951

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mike Willis

Chief Financial Officer

Karman Holdings Inc.

5351 Argosy Avenue, Huntington Beach, CA 92649

(714) 898-9951

(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

With copies to:

Brandon McCoy, Esq. Sean M. Ewen, Esq. Hugh J. McLaughlin, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 (212) 728-8000	Marc D. Jaffe Erika L. Weinberg Latham & Watkins LLP 1271 Sixth Avenue New York, NY 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-288809

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Karman Holdings Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-288809) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on  July 21, 2025, and which the Commission declared effective on July 23, 2025.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the selling stockholders set forth in the Prior Registration Statement by 1,150,000 shares, 150,000 of which are subject to purchase upon the exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this Registration Statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on July 23, 2025); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than July 23, 2025.

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Baker Tilly LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature pages to this Registration Statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, California, on July 23, 2025.

Karman Holdings Inc.

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mike Willis, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of Karman Holdings Inc., including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Karman Holdings Inc. to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signatures	Title	Date

/s/ Tony Koblinski Tony Koblinski	Chief Executive Officer (principal executive officer)	July 23, 2025

/s/ Mike Willis Mike Willis	Chief Financial Officer (principal financial officer and principal accounting officer)	July 23, 2025

/s/ David Stinnett David Stinnett	Director	July 23, 2025

/s/ Brian Raduenz Brian Raduenz	Director	July 23, 2025

Signatures	Title	Date

/s/ Stephen Twitty Stephen Twitty	Director	July 23, 2025

/s/ Matthew Alty Matthew Alty	Director	July 23, 2025

/s/ Mary Petryszyn Mary Petryszyn	Director	July 23, 2025